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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:

         [ ]      Preliminary Information Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

         [X]      Definitive Information Statement

                           VIDEO JUKEBOX NETWORK, INC.
                  --------------------------------------------
                  (Name of Registrant As Specified In Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

         [X]      No Fee Required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth in the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:
                  2)       Form, Schedule or Registration Statement No.:
                  3)       Filing Party:
                  4)       Date Filed:


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                           VIDEO JUKEBOX NETWORK, INC.
                               1221 COLLINS AVENUE
                           MIAMI BEACH, FLORIDA 33139



                              INFORMATION STATEMENT


TO THE STOCKHOLDERS OF
VIDEO JUKEBOX NETWORK, INC.:

         This Information Statement is being furnished to the stockholders of Video Jukebox Network, Inc. (the "Company") in connection with the following corporate action:

         AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM VIDEO JUKEBOX NETWORK, INC. TO THE BOX WORLDWIDE, INC.

         The Board of Directors of the Company has approved the name change and has directed that this amendment be submitted to the Company's stockholders for their consent. StarNet/CEA II Partners, which has voting control of more than fifty percent of the Company's common stock, par value $.001 per share (the "Common Stock"), has informed the Company that it intends to execute a written stockholder consent on or about the date of this Information Statement approving the amendment. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding the ownership of Common Stock by StarNet/CEA II Partners. Accordingly, no vote or proxy is required by the Company's stockholders in connection with the name change. You are urged to review this Information Statement carefully. You are not, however, requested to send the Company a proxy or take any other action.

         This Information Statement is first being mailed to the Company's stockholders on or about January 28, 1997. The Board of Directors of the Company has established January 14, 1997 as the record date for determining stockholders entitled to receive this Information Statement. This Information Statement also serves as the notice required by Section 607.0704 of the Florida Business Corporation Law for the approval of a corporate action by less than unanimous written consent of the stockholders of the Company.

         The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

         THE AMENDMENT TO THE ARTICLES OF INCORPORATION DISCUSSED HEREIN WILL BE APPROVED BY STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          The date of this Information Statement is January 28, 1997


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THE NAME CHANGE AMENDMENT

         The Board of Directors of the Company has unanimously approved the following amendment to the Company's Articles of Incorporation, as amended, and directed that such amendment be submitted to the Company's stockholders for their consent:

         An amendment to the Company's Articles of Incorporation to change the name of the Company from Video Jukebox Network, Inc. to The Box Worldwide, Inc.

         StarNet/CEA II Partners, a stockholder of the Company that has voting control of more than fifty percent of the Common Stock, has informed the Company that it intends to execute a written stockholder consent on or about the date of this Information Statement approving this amendment.

         ACCORDINGLY, THE VOTE OR CONSENT OF THE OTHER STOCKHOLDERS OF THE COMPANY IS NOT REQUESTED OR REQUIRED TO APPROVE SUCH
         AMENDMENT.

REASON FOR THE NAME CHANGE

         The Company's Board of Directors believes that it is in the best interest of the Company to change the name of the Company to The Box Worldwide, Inc. The Board believes that the new name more closely identifies the Company with THE BOX, its music video programming service, and will promote the public recognition of the THE BOX brand name. The new name also recognizes and reflects the increased distribution of THE BOX into international markets. THE BOX is presently aired in Argentina, Chile, Holland, New Zealand, Peru, the United Kingdom and Venezuela.

CERTAIN MATTERS RELATED TO THE NAME CHANGE

         The name change is expected to occur approximately 20 days after this Information Statement has been distributed to the Company's stockholders. At such time, the Company will file the necessary documents with the Secretary of State of Florida to amend Article I of the Company's Articles of Incorporation to read as follows: "The name of this Corporation is The Box Worldwide, Inc."

         In connection with and following the change of name, the Company's trading symbol on the NASDAQ SmallCap Market will be changed from "JUKE" to "BOXW".

         The name change does not require any action on the part of the Company's stockholders. In particular, the stock certificates presently held by the Company's stockholders will continue to be valid following the name change. There is accordingly no need to exchange the current stock certificate with a different certificate following the name change.


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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of Common Stock as of the date of this Information Statement by: (i) each of the Company's directors and executive officers; (ii) each person who is known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock; and (iii) all of the Company's directors and executive officers as a group:

        NAME AND ADDRESS                                  AMOUNT AND NATURE             PERCENT OF
        BENEFICIAL OWNER                                 OF BENEFICIAL OWNER             CLASS(1)
        ----------------                                 -------------------             --------
H.F. Lenfest (2)                                             14,210,419(3)                59.2%
J. Patrick Michaels, Jr. (4)                                 14,210,419(3)                59.2%
Alan R. McGlade(4)                                              351,000(5)                 1.4%
Luann M. Hoffman(4)                                              75,000(6)                *
E. Paul Sartain(4)                                               40,000(7)                *
David Burns(4)                                                   10,000                   *
Robert Puck(4)                                                   20,000                   *
Stanley H. Greene(4)                                                550(8)                *
Chris Innis(4)                                                        0                   *
Joel S. Rudich(9)                                                22,500(9)                *
Leonard J. Sokolow(4)                                            57,500(10)               *
Chris Blackwell(11)                                           3,500,000(11)               13.9%
Gino Natalicchio(4)                                              50,000(12)               *
StarNet/CEA II Partners (13)                                 14,210,419(3)                59.2%
CEA Investors Partnership II, Ltd.(13)                       14,210,419(3)                59.2%
CEA Investors, Inc.(13)                                      14.210,419(3)                59.2%
StarNet Interactive Entertainment, Inc.(14)                  14,210,419(3)                59.2%
StarNet, Inc.(14)                                            14,210,419(3)                59.2%
Lenfest Communications, Inc.(2)                              14,210,419(3)                59.2%
Island Trading Company, Inc.(11)                              3,500,000(11)               13.9%
Louis Wolfson, III and Lynn Wolfson(15)                       1,816,131(16)                7.5%
Video Holdings Corporation(15)                                1,270,969(17)                5.2%
Andrew Blank(15)                                              1,381,701(17)                5.7%
Mark Blank(15)                                                1,381,701(17)                5.7%
Tony Blank(15)                                                1,367,700(17)                5.6%
Liberty VJN, Inc.(18)                                         1,203,464(18)                5.0%
EMAP plc.(19)                                                 1,666,667(19)                6.4%
All directors and executive officers                         18,336,969                   76.3%
as a group (14 persons)

----------------------
*  Indicates a percentage ownership of less than one percent.

(1) As of the date of this Information Statement, the Company had 24,001,781 shares of Common Stock issued and outstanding and 1,666,667 shares of 6% Convertible Redeemable Preferred Stock issued and outstanding. Any shares of Common Stock that a person or entity had the right to acquire within 60 days upon exercise of options, warrants, conversion privileges or other rights will be deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options, warrants, conversion privileges or

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         other rights, but will not be deemed outstanding for the purpose of computing the percentage ownership of any other person or entity. The information contained in the preceding table and the footnotes thereto is derived in part from Statements on Schedule 13D filed with the Commission by the following persons: H.F. Lenfest, J. Patrick Michaels, Jr., StarNet/CEA II Partners, CEA Investors Partnership II, Ltd., CEA Investors, Inc., StarNet Interactive Entertainment, Inc., StarNet, Inc., Lenfest Communications, Inc., Louis Wolfson, III, and Lynn Wolfson (collectively, the "Wolfsons"), Video Holdings Corporation, Andrew Blank, Mark Blank, Tony Blank (the foregoing four persons are collectively referred to as the "VHC Group") and Liberty VJN, Inc.
         The Company expresses no opinion as to the completeness or accuracy of the information contained in such documents or as to such reporting persons' compliance with the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder.

(2) The address of such persons is c/o The Lenfest Group, 200 Cresson Boulevard, Oaks, PA., 19456-0989.

(3) StarNet/CEA II Partners ("StarNet/CEA") is a Delaware general partnership, consisting of CEA Investors Partnership II, Ltd., a Florida limited partnership ("CEA Investors II"), and StarNet Interactive Entertainment, Inc., a Delaware corporation ("StarNet Interactive"). J. Patrick Michaels, Jr., the Company's Acting Chief Operating Officer, is the sole director, President and sole stockholder of CEA Investors, Inc. ("CEA Investors"), which is the sole general partner of CEA Investors II. StarNet Interactive is a wholly-owned subsidiary of StarNet, Inc. ("StarNet"), which is a wholly-owned subsidiary of Lenfest Communications, Inc. ("LCI"). H. F. Lenfest (together with his children) and Liberty Cable, Inc. ("Liberty Cable"), an affiliate of Liberty Program Investments, Inc. ("Liberty Program") and Liberty Media Corporation ("Liberty Media"), each beneficially owns 50% of the common stock of LCI. Mr. Lenfest is the sole director of StarNet and StarNet Interactive and President, Chief Executive Officer and a director of LCI. Through contractual arrangements among the stockholders of LCI, Mr. Lenfest has the exclusive right to control a majority of the Board of Directors of LCI and the management and business affairs of LCI, StarNet and StarNet Interactive. J. Patrick Michaels, Jr. has sole voting power as to 71,584 shares of Common Stock, shared voting power as to 12,255,280 shares, sole dispositive power as to 71,584 shares, and shared dispositive power as to 9,026,470 shares. StarNet/CEA, CEA Investors II, CEA Investors and StarNet Interactive each has sole voting power as to no shares, shared voting power as to 12,242,655 shares, sole dispositive power as to no shares and shared dispositive power as to 9,013,845 shares. StarNet, LCI and Mr. Lenfest each has sole voting power as to 1,883,555 shares of Common Stock, shared voting power as to 12,242,655 shares, sole dispositive power as to 1,883,555 shares, and shared dispositive power as to 9,013,845 shares. LMC Lenfest, Inc., Liberty Program and Liberty Media (the "Liberty Group") and David Burns have disclaimed any beneficial interest in the shares of the Company's Common Stock beneficially owned by StarNet/CEA, CEA Investors II, CEA Investors, StarNet Interactive, StarNet, LCI, Mr. Michaels and Mr. Lenfest (the "StarNet/CEA Group"). The StarNet/CEA Group have disclaimed any beneficial interest in the shares of Common Stock beneficially owned by The Liberty Group. The shares beneficially owned by the StarNet/CEA Group includes: 2,834,908 shares transferred by CEA Investors II to StarNet/CEA

                                        4

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         as a capital contribution, 2,014,520 shares acquired by StarNet/CEA from New Vision Music, 5,967,972 shares acquired by StarNet/CEA from the Company, voting rights with respect to 1,647,647 shares acquired by CEA Investors II from the Wolfsons, voting rights with respect to 1,581,163 shares acquired by CEA Investors II from the VHC Group, 80,000 shares acquired from the Wolfsons and 84,209 shares beneficially owned by Mr. Michaels.

(4) The address of such persons is c/o Video Jukebox Network, Inc., 1221 Collins Avenue, Miami Beach, Florida 33139.

(5) Includes 51,000 shares of Common Stock, an option granted by StarNet to purchase 200,000 shares of Common Stock and presently exercisable options to purchase 100,000 shares of Common Stock. Does not include an option to purchase 200,000 shares of Common Stock which vest more than 60 days from the date hereof.

(6) Represents presently exercisable options to purchase 75,000 shares of Common Stock.

(7) Represents presently exercisable options to purchase 40,000 shares of Common Stock.

(8) Does not include options to purchase an aggregate of 10,000 shares of Common Stock under the 1996 Non-Employee Director Plan which are subject to the prior approval of Liberty VJN.

(9) Represents presently exercisable options to purchase 22,500 shares of Common Stock. Does not include options to purchase an aggregate of 20,000 shares of Common Stock under the 1996 and 1995 Non-Employee Director Plan which are subject to the prior approval of Liberty VJN. The address of Mr. Rudich is c/o Coaxial Communications, 3770 E. Livingston Avenue, Columbus, Ohio 43227.

(10) Includes 35,000 shares of Common Stock and presently exercisable options to purchase 22,500 shares of Common Stock. Does not include options to purchase an aggregate of 20,000 shares of Common Stock under the 1996 and 1995 Non-Employee Director Plan which are subject to the prior approval of Liberty VJN.

(11) Island Trading Company, Inc. ("Island") holds 2,500,000 shares of Common Stock and an immediately exercisable option to purchase 1,000,000 shares of Common Stock. Pursuant to a request made by Island on September 20, 1996 pursuant to the Registration Rights Agreement, dated April 21, 1994 between the Company and Island, the Company has agreed to file a Registration Statement with the Commission as soon as practicable hereafter to register 2,500,000 shares of Common Stock owned by Island. Island is a wholly-owned subsidiary of Island International Limited ("Island International"), the capital stock of which is held in trust by The Island Settlement ("Island Trust"). Island International and Island Trust have disclaimed beneficial ownership of the shares of Common Stock beneficially owned by Island. Mr. Blackwell has shared voting power and shared dispositive power with respect to all 3,500,000 shares. The address of such persons is c/o Island Trading Company, Inc., 825 Eighth Avenue, New York, New York 10019.

(12) Represents presently exercisable options to purchase 50,000 shares of Common Stock. Does not include options to purchase 25,000 shares of Common Stock which vest more than 60 days from the date hereof.

(13) The address of such persons is c/o Communications Equity Associates, 101 E. Kennedy Boulevard, Suite 3300, Tampa, Florida 33602.

(14) The address of such persons is 1332 Enterprise Drive, Suite 200, West Chester, Pennsylvania 19380.

(15) The address of such persons is 9350 South Dixie Highway, Suite 900, Miami, Florida 33156.

(16) The Wolfsons have sole voting power as to 4,574 shares of Common Stock, shared voting power as to 83,910 shares, sole dispositive power as to 314,768 shares, and shared dispositive power as to 1,421,363 shares.

(17) Video Holdings Corporation, a Florida corporation, is wholly-owned in equal shares by Mark Blank and his brothers, Andrew Blank and Tony Blank, and has sole voting power as to no shares of Common Stock, shared voting power as to no shares, sole dispositive power as to no shares, and shared dispositive power as to 1,270,969 shares. Andrew Blank and Tony Blank each has sole voting power as to no shares of Common Stock, shared voting power as to no shares, sole dispositive power as to 96,731 shares, and shared dispositive power as to 1,270,969 shares. Mark Blank has sole voting power as to no shares of Common Stock, shared voting power as to 581,163 shares, sole dispositive power as to 110,732 shares, and shared dispositive power as to 1,270,969 shares.

(18) Liberty VJN, Inc. has sole voting power as to 1,203,464 shares of Common Stock, shared voting power as to no shares, sole dispositive power as to 1,203,464 shares. Such amounts do not include shares of Common Stock which may be purchased pursuant to preemptive rights set forth in the letter agreement dated November 21, 1990, between the Company and TCI Liberty, Inc., the number of which is indeterminable at this time. All of the rights and benefits of TCI Liberty under such agreement have been transferred to Liberty VJN. The address of Liberty VJN is 5619 DTC Parkway, Englewood, Colorado 80111.

(19) Represents 1,666,667 shares of the Company's 6% Convertible Redeemable Preferred Stock, which are immediately convertible into 1,666,667 shares of Common Stock. The address of EMAP plc. is 1 Lincoln Court, Lincoln Road, Peterborough PE1 2RF, England.



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